Exhibit 4.2

EXECUTION VERSION

BROADCOM INC.

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

SUPPLEMENTAL INDENTURE NO. 1

Dated as of July 12, 2024

to

INDENTURE

Dated as of July 12, 2024

Relating to

5.050% Senior Notes due 2027
5.050% Senior Notes due 2029
5.150% Senior Notes due 2031

TABLE OF CONTENTS

		Page

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01	References	1
Section 1.02	Definitions	2

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01	Designation and Principal Amount	7
Section 2.02	Maturity	7
Section 2.03	Form and Payment	7
Section 2.04	Depositary	8
Section 2.05	Transfer and Exchange.	9
Section 2.06	Interest	10
Section 2.07	Other Terms and Conditions	11

ARTICLE THREE

REDEMPTION; CHANGE OF CONTROL OFFER

Section 3.01	Optional Redemption of the Notes	12
Section 3.02	Change of Control Offer	13
Section 3.03	Additional Redemption Provisions	14

ARTICLE FOUR

ADDITIONAL COVENANTS

Section 4.01	Limitation on Secured Debt.	14

ARTICLE FIVE

[RESERVED]

ARTICLE SIX

MISCELLANEOUS

Section 6.01	Application of First Supplemental Indenture	16
Section 6.02	Trust Indenture Act	16
Section 6.03	Conflict with Base Indenture	16
Section 6.04	Governing Law; Waiver of Trial by Jury; Submission to Jurisdiction	17
Section 6.05	Successors	17
Section 6.06	Counterparts	17
Section 6.07	Trustee Disclaimer	17

-i-

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE NO. 1, dated as of July 12, 2024 (this “First Supplemental Indenture”), between Broadcom Inc. (the “Company”), a Delaware corporation, and Wilmington Trust, National Association, as trustee (the “Trustee”), to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of July 12, 2024 (the “Base Indenture” and, together with this First Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of its notes and other evidences of debt securities, to be issued in one or more series as therein provided;

WHEREAS, pursuant to the terms of the Base Indenture, on the date hereof, the Company desires to provide for the establishment of three new series of notes to be known as its 5.050% Senior Notes due 2027 (the “2027 Notes”), 5.050% Senior Notes due 2029 (the “2029 Notes”) and 5.150% Senior Notes due 2031 (the “2031 Notes” and together with the 2027 Notes and the 2029 Notes, the “Notes”), the form and substance of such notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and herein;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this First Supplemental Indenture have been met; and

WHEREAS, the Company has requested and hereby requests that the Trustee join with it in the execution and delivery of this First Supplemental Indenture, and all acts and requirements necessary to make this First Supplemental Indenture a legal, valid and binding agreement of the parties, in accordance with its terms, and a valid supplement to, the Base Indenture with respect to the Notes have been done and performed.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

Article One

Definitions and Other Provisions of General Application

Section 1.01        References.  Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.  References in this First Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this First Supplemental Indenture unless otherwise specified.

Section 1.02         Definitions.  For purposes of this First Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“2027 Notes” has the meaning provided in the Recitals.

“2029 Notes” has the meaning provided in the Recitals.

“2031 Notes” has the meaning provided in the Recitals.

“Additional Notes” means any additional Notes that may be issued from time to time pursuant to Section 301 of the Base Indenture.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer, or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer or exchange.

“Base Indenture” has the meaning provided in the Recitals.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person; and

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Change of Control” means the occurrence of any of the following:

(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than to the Company or one of its Subsidiaries); or

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” of related persons (as such terms are defined in Section 13(d)(3) of the Exchange Act) other than (a) the Company or one of its Subsidiaries or (b) any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however that a person shall not be deemed to be a beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (A) the Company becomes a direct or indirect wholly-owned Subsidiary of another Person and (B) either (i) the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such Person immediately after giving effect to such transaction; or (ii) immediately following such transaction no Person (other than a Person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such Person.

“Change of Control Offer” has the meaning specified in Section 3.02(a).

“Change of Control Payment” has the meaning specified in Section 3.02(a).

“Change of Control Payment Date” has the meaning specified in Section 3.02(a).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Company” has the meaning provided in the Preamble.

“Consolidated Total Assets” means, as of the time of determination, total assets as reflected on the Company’s most recent consolidated balance sheet prepared as of the end of a fiscal quarter in accordance with GAAP which the Company shall have most recently filed with the Commission (or, if the Company is not required to so file, as reflected on the Company’s most recent consolidated balance sheet prepared in accordance with GAAP) prior to the time at which Consolidated Total Assets is being determined (the last day of such fiscal quarter, the “Calculation Reference Date”).  The calculation of Consolidated Total Assets shall give pro forma effect to any acquisition by or disposition of assets of the Company or any of its Subsidiaries involving the payment or receipt by the Company or any of its Subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $1 billion that has occurred since the Calculation Reference Date, as if such acquisition or disposition had occurred on the Calculation Reference Date.

“Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

“Definitive Note” means a certificated Note issued pursuant to the Indenture that does not include the Global Notes legend.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Domestic Subsidiary” means any of the Company’s Subsidiaries of which, at the time of determination, all of the outstanding capital stock (other than directors’ qualifying shares) is owned by the Company directly and/or indirectly and which, at the time of determination, is primarily engaged in designing, developing or supplying semiconductor or infrastructure software solutions, other than a Subsidiary that (a) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) all or substantially all of whose assets consist of the capital stock of one or more Subsidiaries which are not Domestic Subsidiaries, (c) a majority of whose Voting Stock is owned directly or indirectly by one or more of the Company’s Subsidiaries which are not Domestic Subsidiaries or (d) does not own a Principal Property.

“First Supplemental Indenture” has the meaning provided in the Preamble.

“Fitch” means Fitch Ratings Ltd. and its successors.

“GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the original issue date.

“Global Note” means one or more Notes that are Global Securities.

“Indenture” has the meaning provided in the Recitals.

“Interest Payment Date” has the meaning provided in Section 2.06.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) or a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P) or Fitch (or its equivalent under any successor rating category of Fitch), or, if applicable, the equivalent investment grade credit rating from any Substitute Rating Agency.

“Moody’s” means Moody’s Investors Service, Inc., a Subsidiary of Moody’s Corporation, and its successors.

“Notes” has the meaning provided in the Recitals.  For the avoidance of doubt, “Notes” shall include any Additional Notes issued pursuant to Section 301 of the Base Indenture, unless the context provides otherwise.

“Par Call Date” means (i) June 12, 2027, in the case of the 2027 Notes, (ii) June 12, 2029, in the case of the 2029 Notes and (iii) September 15, 2031, in the case of the 2031 Notes.

“Principal Property” means the land, improvements, buildings, fixtures and/or equipment (including any leasehold interest therein) located in the United States of America (other than its territories or possessions) constituting any manufacturing, assembly or test plant, distribution center, research facility, design facility, administrative facility, or sales and marketing facility (in each case, whether now owned or hereafter acquired) which is owned or leased by the Company or any of its Domestic Subsidiaries, unless (x) such plant, center or facility has a net book value of less than 2% of the Company’s Consolidated Total Assets as of the determination date or (y) the Board of Directors has determined in good faith that such office, plant, center or facility is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.  Notwithstanding the foregoing, the land, improvements, buildings, fixtures and/or equipment (including any leasehold interest therein) constituting (i) the Company’s principal corporate offices or the Company’s primary campuses (whether owned or leased by the Company or a wholly-owned Subsidiary of the Company) and (ii) the office campus located in Irvine, California, in each case shall not constitute Principal Property.

“Rating Agency” means each of Moody’s, S&P and Fitch, and if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a Substitute Rating Agency in lieu thereof.

“Rating Event” means the rating on the Notes of the applicable series is lowered by at least two Rating Agencies and the Notes of such series are rated below an Investment Grade rating by such Rating Agencies, in each case on any day during the period (which period shall be extended so long as the rating of the Notes of such series is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing upon the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following the consummation of the Change of Control; provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will be deemed not to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) unless each of the Rating Agencies making the reduction in rating to which this definition would otherwise apply announces or publicly confirms that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).  The Trustee shall have no obligation or duty to monitor the ratings of the Notes or determine or verify the determination of whether a Rating Event has occurred.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Secured Debt” means indebtedness for borrowed money that is secured by a Security Interest in any Principal Property.

“Security Interests” means mortgages, pledges, liens, security interests or other encumbrances.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s, S&P or Fitch, or any of them, as the case may be.

“Treasury Rate” means, with respect to any Redemption Date pursuant to Section 3.01, the yield determined by the Company in accordance with the following two clauses:

(a)          The Treasury Rate applicable to a series of Notes shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding such Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”).  In determining the applicable Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause (a), the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from such Redemption Date.

(b)          If on the third Business Day preceding such Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable.  If there is no United States Treasury security maturing on the applicable Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date, and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this clause (b), the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” has the meaning provided in the Preamble.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors or managers of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such person).

Article Two

General Terms and Conditions of the Notes

Section 2.01         Designation and Principal Amount.

(a)          There are hereby authorized and designated three series of Notes: the 2027 Notes, the 2029 Notes and the 2031 Notes.  The Notes may be authenticated and delivered under the Indenture in an unlimited aggregate principal amount.  The Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $1,250,000,000 2027 Notes, $2,250,000,000 2029 Notes and $1,500,000,000 2031 Notes.  The amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 303 of the Base Indenture.  The Notes are unsecured and shall rank equally with the Company’s other unsecured and unsubordinated indebtedness.

Section 2.02          Maturity.  Unless an earlier redemption has occurred, the principal amount of the Notes shall mature and be due and payable on July 12, 2027 (in the case of the 2027 Notes), July 12, 2029 (in the case of the 2029 Notes) and November 15, 2031 (in the case of the 2031 Notes).  Such maturity dates for the applicable series of Notes are the “Stated Maturity” for such series of Notes.

Section 2.03          Form and Payment.

(a)           The Notes shall be issued initially in the form of one or more Global Notes in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)           The Notes (other than, with respect to any Additional Notes, changes relating to the issue date, the public offering price, the payment of interest accruing prior to the issue date or the first Interest Payment Date of such Additional Notes) and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A, which form is hereby incorporated in and made a part of this First Supplemental Indenture.

(c)           The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  Payments of principal, premium, if any, and/or interest, if any, on the Global Notes shall be made to the Depositary.

(d)          Each Global Note shall represent such of the Outstanding Notes as shall be specified in the “Schedule of Exchanges of Notes” attached thereto and shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased to reflect redemptions, repurchases, transfers or exchanges permitted hereby.  Any endorsement of the Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder of such Notes in accordance with the Indenture.

Section 2.04          Depositary.

(a)           A Global Note deposited with the Depositary or with the Custodian may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.05 below and (i) the Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note, (B) defaults in the performance of its duties as Depositary, or (C) has ceased to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as depositary, in each case, unless the Company has approved a successor Depositary within 90 days after receipt of such notice or after it has become aware of such default or cessation or (ii) the Company in its sole discretion determines, subject to the procedures of the Depositary, that such Global Note will be so exchangeable or transferable.

(b)          Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.04 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.04 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.

(c)          At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be appropriately reduced or increased, and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction or increase.

Section 2.05          Transfer and Exchange.

(a)          Transfer and Exchange of Definitive Notes for Definitive Notes.  When Definitive Notes are presented to the Security Registrar with a written request:

(i)          to register the transfer of such Definitive Notes; or

(ii)         to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(b)          Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar, together with:

(i)          a certification from the transferor in the form provided on the reverse side of the Form of Note attached as Exhibit A to this First Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii)          written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.  If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company, a new applicable Global Note in the appropriate principal amount.

(c)           Transfer and Exchange of Global Notes.

(i)          The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)         If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)        Notwithstanding any other provisions of this Section 2.05, a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Section 2.06        Interest.

The Company shall pay interest on the 2027 Notes in arrears on January 12 and July 12 of each year, with the first payment on January 12, 2025, to the Persons in whose names such 2027 Notes are registered at the close of business on December 28 and June 27, as the case may be (in each case, whether or not a Business Day), immediately preceding the related Interest Payment Date.  The Company shall pay interest on the 2029 Notes in arrears on January 12 and July 12 of each year, with the first payment on January 12, 2025, to the Persons in whose names such 2029 Notes are registered at the close of business on December 28 and June 27, as the case may be (in each case, whether or not a Business Day), immediately preceding the related Interest Payment Date.  The Company shall pay interest on the 2031 Notes in arrears on May 15 and November 15 of each year, with the first payment on November 15, 2024, to the Persons in whose names such 2031 Notes are registered at the close of business on May 1 and November 1, as the case may be (in each case, whether or not a Business Day), immediately preceding the related Interest Payment Date.  Such interest payment dates and record dates for the applicable series of Notes are the “Interest Payment Dates” and “Regular Record Dates”, respectively, for such series of Notes.

In each case, interest payable on the Stated Maturity of the Notes or any Redemption Date of the Notes shall be payable to the Person to whom the principal of such Notes shall be payable.  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall make payments of principal, premium, if any, interest and Additional Amounts, if any, through the Trustee to the Depositary.

Interest payable on any Interest Payment Date, Redemption Date or the Stated Maturity shall be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the applicable series of Notes) to, but excluding, such Interest Payment Date, Redemption Date or the Stated Maturity, as the case may be.  If any Interest Payment Date falls on a day that is not a Business Day, the interest payment will be made on the next succeeding day that is a Business Day, but no additional interest will accrue as a result of the delay in payment.  If the Stated Maturity or any Redemption Date of the Notes falls on a day that is not a Business Day, the related payment of principal, premium, if any, interest and Additional Amounts, if any, will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.

Section 2.07         Other Terms and Conditions.

(a)         The Notes are not subject to or entitled to the benefit of any sinking fund.

(b)         The Defeasance and Covenant Defeasance provisions of Article Fourteen of the Base Indenture will apply to the Notes and the covenants set forth in Article Four of this First Supplemental Indenture shall be subject to the provisions of Section 1403 of the Base Indenture.  The provisions of Article Four of the Base Indenture will apply to the Notes.

(c)         The Notes will be subject to the Events of Default provided in Section 501 of the Base Indenture.

(d)         The Trustee will initially be the Security Registrar and Paying Agent for the Notes.

(e)         The Notes will be subject to the covenants provided in Article Ten of the Base Indenture, as supplemented by Article Four of this First Supplemental Indenture.

(f)          The Place of Payment for the Notes, and the place where notices and demand to or upon the Company in respect of the Notes and the Indenture may be served, shall be the Corporate Trust Office of the Trustee, which office at the date hereof is located at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Broadcom Inc. Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company); provided, that no office of the Trustee shall be an office or agency of the Company for purposes of service of legal process on the Company.

Article Three

Redemption; Change of Control Offer

Section 3.01         Optional Redemption of the Notes.

(a)          Prior to the Par Call Date applicable to a series of Notes, the Company may redeem the Notes of such series at its option, in whole or in part, at any time and from time to time, at a Redemption Price calculated by the Company (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of

(i)          (A) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (1) 10 basis points (in the case of the 2027 Notes), (2) 15 basis points (in the case of the 2029 Notes) or (3) 15 basis points (in the case of the 2031 Notes) less (B) interest accrued to the Redemption Date, and

(ii)         100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date.

(b)         On or after the Par Call Date applicable to a series of Notes, the Company may redeem the Notes of such series at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date.

(c)          Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

(d)          In the case of a partial redemption, selection of the Notes for redemption will be made by lot or by such other method the Trustee considers fair and appropriate (and, for book-entry Notes subject to redemption, in accordance with the Applicable Procedures).  No Notes of a principal amount of $2,000 or less will be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed.  A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary, the redemption of the Notes shall be done in accordance with the Applicable Procedures.

(e)          The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.  The Trustee shall have no duty to determine, or verify the calculation of, the Redemption Price.

Section 3.02          Change of Control Offer.

(a)          Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its option to redeem the Notes pursuant to Section 3.01 of this First Supplemental Indenture or Section 1109 of the Base Indenture, each Holder of Notes will have the right to require that the Company purchase all or a portion (equal to a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to an offer (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

(b)          Within 30 days following the date upon which the Change of Control Triggering Event occurred or, at the Company’s option, prior to and conditioned on the occurrence of, any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company must deliver a notice to each Holder of Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.  Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor (except to the extent such notice is conditioned upon the occurrence of a Change of Control Triggering Event) later than 60 days from the date such notice is sent and, if the notice is sent prior to the Change of Control, no earlier than the date of the occurrence of the Change of Control, other than as may be required by law (the “Change of Control Payment Date”).  The Change of Control Payment Date may be designated by reference to the date that the Change of Control Triggering Event is satisfied, rather than a specific date.  The notice shall, if sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.  Holders of Definitive Notes electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice.  Holders of Global Notes must transfer their Notes to the Paying Agent by book-entry transfer pursuant to the Applicable Procedures of the Paying Agent and the Depositary (in the case of Global Notes), in each case prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(c)          The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner and at the times required and otherwise in compliance with the requirements applicable to such an offer had it been made by the Company, and such third party purchases all Notes properly tendered and not withdrawn under its offer.  In addition, the Company may not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(d)          If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of the applicable series validly tender and do not withdraw such Notes in an offer to repurchase the Notes upon a Change of Control Triggering Event and the Company, or any third party making an offer to repurchase the Notes upon a Change of Control Triggering Event in lieu of the Company, as described in the immediately preceding clause (c), purchase all of the Notes validly tendered and not withdrawn by such Holders, then the Company shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes of such series that remain outstanding following such purchase at a Redemption Price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(e)          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Indenture and the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Indenture and the Notes by virtue of any such conflict.

Section 3.03        Additional Redemption Provisions

(a)          Subject to Section 6.03 of this First Supplemental Indenture, the provisions of Article Eleven of the Base Indenture, as supplemented by the provisions of this First Supplemental Indenture, shall apply to the Notes.

Article Four

Additional Covenants

Section 4.01         Limitation on Secured Debt.

(a)          The Company shall not (nor shall the Company permit any of its Domestic Subsidiaries to) create, assume, or guarantee any Secured Debt without making effective provision for securing the Notes equally and ratably with such Secured Debt. This covenant shall not apply to indebtedness for borrowed money secured by:

(1)
Security Interests created to secure payment for the acquisition, construction, repair or improvement of any property including, but not limited to, any indebtedness incurred by the Company or a Subsidiary of the Company prior to, at the time of, or within 24 months after the later of the acquisition, the completion of construction (including any repairs or improvements on an existing property) or the commencement of commercial operations of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction, repair or improvements on such property;

(2)
Security Interests on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof (whether or not assumed by the Company or a Subsidiary of the Company) or at the time it becomes a Principal Property, provided such Security Interests are not created in anticipation or in furtherance of such acquisition;

(3)	Security Interests on property of any Person existing at the time such Person becomes a Subsidiary or Domestic Subsidiary;

(4)
Security Interests on property of a Person existing at the time such Person is merged or amalgamated into or otherwise consolidated with the Company or a Subsidiary of the Company or at the time of a sale, lease, or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company or a Subsidiary of the Company; provided that no such Security Interests shall extend to any other property that is a Principal Property of the Company or such Subsidiary prior to such acquisition or to other property that is a Principal Property thereafter acquired other than additions or improvements to the acquired property;

(5)
Security Interests on the Company’s property or property of a Subsidiary of the Company in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, Security Interests to secure indebtedness for borrowed money of the pollution control or industrial revenue type), in order to permit the Company or any Subsidiary of the Company to perform a contract or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of constructing or improving the property subject to such Security Interests which are required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

(6)	Security Interests on any of the Company’s property or assets or any Subsidiary of the Company to secure indebtedness for borrowed money owing to the Company or any Subsidiary of the Company;

(7)
Security Interests securing reimbursement obligations with respect to letters of credit related to trade payables and issued in the ordinary course of business, which liens encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(8)	Security Interests existing on the issue date of the Notes; or

(9)
any extension, renewal, refinancing or replacement, or successive extensions, renewals, refinancings or replacements, in whole or in part, of any Security Interest or lien referred to in the foregoing clauses (1)-(8); to the extent that the principal amount of the indebtedness for borrowed money secured thereby is not increased other than by transaction costs and premiums, if any, and no additional Principal Property other than Principal Property permitted to be so secured under the foregoing clauses (1)-(8) is subject thereto.

For the purposes of determining compliance with this covenant, in the event that any Secured Debt meets the criteria of more than one of the types of Secured Debt described above, the Company, in its sole discretion, shall classify such Secured Debt and only be required to include the amount and type of such Secured Debt in one of clauses (1) through (9) above or pursuant to clause (b) below, and Secured Debt may be divided and classified at the time of incurrence into more than one of the types of Secured Debt described above or pursuant to clause (b) below.

(b)          Notwithstanding the limitations on Secured Debt described in clause (a) above, the Company and any one or more of its Domestic Subsidiaries may, without securing the Notes, issue, assume, or guarantee Secured Debt that would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate principal amount of such Secured Debt then outstanding (other than Secured Debt permitted under the foregoing exceptions), at such time does not exceed the greater of (i) 15% of the Company’s Consolidated Total Assets calculated as of the date of the creation, assumption or guarantee of such Secured Debt, after giving effect to such incurrence and the application of the proceeds therefrom and (ii) $26,300 million.

Article Five

[Reserved]

Article Six

Miscellaneous

Section 6.01         Application of First Supplemental Indenture.  The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.  This First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 6.02         Trust Indenture Act.  To the extent the Trust Indenture Act applies to the Indenture or any Notes, if any provision of the Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required thereunder to be a part of and govern the Indenture, the latter provision shall control.  To the extent the Trust Indenture Act applies to the Indenture or any Notes, if any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

Section 6.03         Conflict with Base Indenture.  To the extent not expressly amended or modified by this First Supplemental Indenture, the Base Indenture shall remain in full force and effect.  If any provision of this First Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this First Supplemental Indenture shall control.

Section 6.04         Governing Law; Waiver of Trial by Jury; Submission to Jurisdiction. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each of the Company, the Trustee and the Holders by its acceptance of the Notes irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this First Supplemental Indenture or the transactions contemplated hereby.

Each of the Company, the Holders and the Trustee hereby irrevocably submits to the exclusive jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this First Supplemental Indenture and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts, and waives any objection it may have under law to such courts and jurisdiction as proper venue in connection with any such suit, action or proceeding.

Section 6.05          Successors.  All agreements of the Company in the Base Indenture, this First Supplemental Indenture and the Notes shall bind its successors.  All agreements of the Trustee in the Base Indenture and this First Supplemental Indenture shall bind its successors.

Section 6.06          Counterparts.  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this First Supplemental Indenture and of signature pages by PDF transmission will constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by email transmission with PDF attachment will be deemed to be their original signatures for all purposes.  The words “execution,” “signed,” “signature,” and words of like import in this First Supplemental Indenture shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code; provided, that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signature in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Section 6.07         Trustee Disclaimer.  The Trustee makes no representation as to the validity, adequacy or sufficiency of this First Supplemental Indenture and the Notes other than as to the validity of the execution and delivery of the First Supplemental Indenture by the Trustee and the authentication of the Notes by the Trustee or any Authenticating Agent.  The recitals and statements herein and in the Notes are deemed to be those of the Company and not of the Trustee and the Trustee assumes no responsibility for the same and the Trustee does not make any representation with respect to such matters.  The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties to this First Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

BROADCOM INC.

By:	/s/ Kirsten M. Spears
Name: Kirsten M. Spears
Title: Chief Financial Officer and Chief Accounting Officer

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Sarah Vilhauer
Name: Sarah Vilhauer
Title: Assistant Vice President

[Signature Page to First Supplemental Indenture]

Exhibit A

FORM OF NOTE

INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

BROADCOM INC.
5.050% Senior Notes due 2027

No. _____	CUSIP No.: 11135F BZ3 ISIN No.: US11135FBZ36 $[ ]

BROADCOM INC., a Delaware corporation (the “Company”), for value received promises to pay to _________ or registered assigns, the principal sum of _________ DOLLARS on July 12, 2027 (the “Stated Maturity”).

Interest Payment Dates:  January 12 and July 12 (each, an “Interest Payment Date”), commencing on January 12, 2025, and upon the Stated Maturity.

Interest Record Dates:  December 28 and June 27 (each, a “Regular Record Date”).

Reference is made to the further provisions of this 2027 Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this 2027 Note to be duly executed.

Dated:

BROADCOM INC.

By:
Name:
Title:

[Signature Page to 2027 Note]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Signature Page to 2027 Note]

(REVERSE OF NOTE)

BROADCOM INC.
5.050% Senior Notes due 2027

1.	Interest.

Broadcom Inc. (the “Company”) promises to pay interest on the principal amount of this 2027 Note at the rate per annum set forth above.  The Company shall pay interest on the 2027 Notes in arrears on January 12 and July 12 of each year, with the first payment on January 12, 2025, to the Persons in whose names such 2027 Note is registered at the close of business on December 28 and June 27, as the case may be (in each case, whether or not a Business Day), immediately preceding the related Interest Payment Date.  In each case, interest payable on the Stated Maturity of the 2027 Notes or any Redemption Date of the 2027 Notes shall be payable to the Person to whom the principal of such 2027 Note shall be payable.  Interest on the 2027 Notes shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall make payments of principal, premium, if any, interest and Additional Amounts, if any, through the Trustee to the Depositary.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the 2027 Notes and at the same rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from the dates such amounts are due until such amounts are paid or made available for payment.

2.	Paying Agent.

Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent.  The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

3.	Indenture; Defined Terms.

This 2027 Note is one of the 5.050% Senior Notes due 2027 (the “2027 Notes”) issued under the Indenture, dated as of July 12, 2024 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as supplemented by the Supplemental Indenture No. 1, dated as of July 12, 2024, the “Indenture”), by and between the Company and the Trustee, as trustee.  This 2027 Note is a “Security” and the 2027 Notes are “Securities” under the Indenture.

For purposes of this 2027 Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture.  The terms of the 2027 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  Notwithstanding anything to the contrary herein, the 2027 Notes are subject to all such terms, and Holders of 2027 Notes are referred to the Indenture and the Trust Indenture Act for a statement of them.  To the extent the terms of the Indenture and this 2027 Note are inconsistent, the terms of the Indenture shall govern.

4.	Denominations; Transfer; Exchange.

The 2027 Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer or exchange of 2027 Notes in accordance with the Indenture.  The Company or the Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.

5.	Amendment; Modification; Waiver.

Subject to certain exceptions, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture or amendment (treated as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Indenture and/or amendments to any related guarantee agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any such guarantee agreement or of modifying in any manner the rights of the Holders of Securities of such series under the Indenture or any such guarantee agreement or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or any such guarantee agreement.  Without the consent of any Holders, when authorized by a Board Resolution, the Company and the Trustee, at any time and from time to time, may supplement the Indenture or the 2027 Notes to, among other things, cure any ambiguity, or correct or supplement any provision therein which may be defective or inconsistent with any other provision therein.

6.	Optional Redemption.

The 2027 Notes are subject to optional redemption as further described in the Indenture.  There is no sinking fund applicable to the 2027 Notes.

7.	Redemption for Taxation Reasons.

In the event of certain developments affecting taxation, the 2027 Notes are subject to optional redemption as further described in the Indenture.

8.	Offer to Purchase Upon Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its optional redemption rights, each Holder of 2027 Notes will have the right to require that the Company repurchase all or a portion of such Holder’s 2027 Notes, as further described in the Indenture.

9.	Defaults and Remedies.

If certain Events of Default with respect to the 2027 Notes occur and are continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding 2027 Notes may declare the principal amount of all the 2027 Notes to be due and immediately payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in principal amount of the Outstanding 2027 Notes to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the 2027 Notes.

10.	Authentication.

This 2027 Note shall not be valid until the Trustee executes the certificate of authentication on this 2027 Note by the manual signature of one of its authorized signatories.

11.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a 2027 Note or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

12.	CUSIP Numbers.

No representation is made as to the accuracy of CUSIP or ISIN numbers as printed on the 2027 Notes.

13.	Governing Law.

This 2027 Note shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this 2027 Note, fill in the form below:

I or we assign and transfer this 2027 Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this 2027 Note on the books of the Company.  The agent may substitute another to act for her.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 2027 Note.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF 2027 NOTES

The following exchanges of a part of this Global Note for certificated 2027 Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

BROADCOM INC.
5.050% Senior Notes due 2029

No. _____	CUSIP No.: 11135F BX8 ISIN No.: US11135FBX87 $[ ]

BROADCOM INC., a Delaware corporation (the “Company”), for value received promises to pay to _________ or registered assigns, the principal sum of _________ DOLLARS on July 12, 2029 (the “Stated Maturity”).

Interest Payment Dates:  January 12 and July 12 (each, an “Interest Payment Date”), commencing on January 12, 2025, and upon the Stated Maturity.

Interest Record Dates:  December 28 and June 27 (each, a “Regular Record Date”).

Reference is made to the further provisions of this 2029 Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this 2029 Note to be duly executed.

Dated:

BROADCOM INC.

By:
Name:
Title:

[Signature Page to 2029 Note]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Signature Page to 2029 Note]

(REVERSE OF NOTE)

BROADCOM INC.
5.050% Senior Notes due 2029

1.	Interest.

Broadcom Inc. (the “Company”) promises to pay interest on the principal amount of this 2029 Note at the rate per annum set forth above.  The Company shall pay interest on the 2029 Notes in arrears on January 12 and July 12 of each year, with the first payment on January 12, 2025, to the Persons in whose names such 2029 Note is registered at the close of business on December 28 and June 27, as the case may be (in each case, whether or not a Business Day), immediately preceding the related Interest Payment Date.  In each case, interest payable on the Stated Maturity of the 2029 Notes or any Redemption Date of the 2029 Notes shall be payable to the Person to whom the principal of such 2029 Note shall be payable.  Interest on the 2029 Notes shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall make payments of principal, premium, if any, interest and Additional Amounts, if any, through the Trustee to the Depositary.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the 2029 Notes and at the same rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from the dates such amounts are due until such amounts are paid or made available for payment.

2.	Paying Agent.

Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent.  The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

3.	Indenture; Defined Terms.

This 2029 Note is one of the 5.050% Senior Notes due 2029 (the “2029 Notes”) issued under the Indenture, dated as of July 12, 2024 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as supplemented by the Supplemental Indenture No. 1, dated as of July 12, 2024, the “Indenture”), by and between the Company and the Trustee, as trustee.  This 2029 Note is a “Security” and the 2029 Notes are “Securities” under the Indenture.

For purposes of this 2029 Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture.  The terms of the 2029 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  Notwithstanding anything to the contrary herein, the 2029 Notes are subject to all such terms, and Holders of 2029 Notes are referred to the Indenture and the Trust Indenture Act for a statement of them.  To the extent the terms of the Indenture and this 2029 Note are inconsistent, the terms of the Indenture shall govern.

4.	Denominations; Transfer; Exchange.

The 2029 Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer or exchange of 2029 Notes in accordance with the Indenture.  The Company or the Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.

5.	Amendment; Modification; Waiver.

Subject to certain exceptions, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture or amendment (treated as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Indenture and/or amendments to any related guarantee agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any such guarantee agreement or of modifying in any manner the rights of the Holders of Securities of such series under the Indenture or any such guarantee agreement or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or any such guarantee agreement.  Without the consent of any Holders, when authorized by a Board Resolution, the Company and the Trustee, at any time and from time to time, may supplement the Indenture or the 2029 Notes to, among other things, cure any ambiguity, or correct or supplement any provision therein which may be defective or inconsistent with any other provision therein.

6.	Optional Redemption.

The 2029 Notes are subject to optional redemption as further described in the Indenture.  There is no sinking fund applicable to the 2029 Notes.

7.	Redemption for Taxation Reasons.

In the event of certain developments affecting taxation, the 2029 Notes are subject to optional redemption as further described in the Indenture.

8.	Offer to Purchase Upon Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its optional redemption rights, each Holder of 2029 Notes will have the right to require that the Company repurchase all or a portion of such Holder’s 2029 Notes, as further described in the Indenture.

9.	Defaults and Remedies.

If certain Events of Default with respect to the 2029 Notes occur and are continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding 2029 Notes may declare the principal amount of all the 2029 Notes to be due and immediately payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in principal amount of the Outstanding 2029 Notes to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the 2029 Notes.

10.	Authentication.

This 2029 Note shall not be valid until the Trustee executes the certificate of authentication on this 2029 Note by the manual signature of one of its authorized signatories.

11.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a 2029 Note or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

12.	CUSIP Numbers.

No representation is made as to the accuracy of CUSIP or ISIN numbers as printed on the 2029 Notes.

13.	Governing Law.

This 2029 Note shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this 2029 Note, fill in the form below:

I or we assign and transfer this 2029 Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this 2029 Note on the books of the Company.  The agent may substitute another to act for her.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 2029 Note.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF 2029 NOTES

The following exchanges of a part of this Global Note for certificated 2029 Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

BROADCOM INC.
5.150% Senior Notes due 2031

No. _____	CUSIP No.: 11135F BY6 ISIN No.: US11135FBY60 $[ ]

BROADCOM INC., a Delaware corporation (the “Company”), for value received promises to pay to _________ or registered assigns, the principal sum of _________ DOLLARS on November 15, 2031 (the “Stated Maturity”).

Interest Payment Dates:  May 15 and November 15 (each, an “Interest Payment Date”), commencing on November 15, 2024, and upon the Stated Maturity.

Interest Record Dates:  May 1 and November 1 (each, a “Regular Record Date”).

Reference is made to the further provisions of this 2031 Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this 2031 Note to be duly executed.

Dated:

BROADCOM INC.

By:
Name:
Title:

[Signature Page to 2031 Note]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Signature Page to 2031 Note]

(REVERSE OF NOTE)

BROADCOM INC.
5.150% Senior Notes due 2031

1.	Interest.

Broadcom Inc. (the “Company”) promises to pay interest on the principal amount of this 2031 Note at the rate per annum set forth above.  The Company shall pay interest on the 2031 Notes in arrears on May 15 and November 15 of each year, with the first payment on November 15, 2024, to the Persons in whose names such 2031 Note is registered at the close of business on May 1 and November 1, as the case may be (in each case, whether or not a Business Day), immediately preceding the related Interest Payment Date.  In each case, interest payable on the Stated Maturity of the 2031 Notes or any Redemption Date of the 2031 Notes shall be payable to the Person to whom the principal of such 2031 Note shall be payable.  Interest on the 2031 Notes shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall make payments of principal, premium, if any, interest and Additional Amounts, if any, through the Trustee to the Depositary.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the 2031 Notes and at the same rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from the dates such amounts are due until such amounts are paid or made available for payment.

2.	Paying Agent.

Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent.  The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

3.	Indenture; Defined Terms.

This 2031 Note is one of the 5.150% Senior Notes due 2031 (the “2031 Notes”) issued under the Indenture, dated as of July 12, 2024 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as supplemented by the Supplemental Indenture No. 1, dated as of July 12, 2024, the “Indenture”), by and between the Company and the Trustee, as trustee.  This 2031 Note is a “Security” and the 2031 Notes are “Securities” under the Indenture.

For purposes of this 2031 Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture.  The terms of the 2031 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  Notwithstanding anything to the contrary herein, the 2031 Notes are subject to all such terms, and Holders of 2031 Notes are referred to the Indenture and the Trust Indenture Act for a statement of them.  To the extent the terms of the Indenture and this 2031 Note are inconsistent, the terms of the Indenture shall govern.

4.	Denominations; Transfer; Exchange.

The 2031 Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer or exchange of 2031 Notes in accordance with the Indenture.  The Company or the Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.

5.	Amendment; Modification; Waiver.

Subject to certain exceptions, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture or amendment (treated as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Indenture and/or amendments to any related guarantee agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any such guarantee agreement or of modifying in any manner the rights of the Holders of Securities of such series under the Indenture or any such guarantee agreement or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or any such guarantee agreement.  Without the consent of any Holders, when authorized by a Board Resolution, the Company and the Trustee, at any time and from time to time, may supplement the Indenture or the 2031 Notes to, among other things, cure any ambiguity, or correct or supplement any provision therein which may be defective or inconsistent with any other provision therein.

6.	Optional Redemption.

The 2031 Notes are subject to optional redemption as further described in the Indenture.  There is no sinking fund applicable to the 2031 Notes.

7.	Redemption for Taxation Reasons.

In the event of certain developments affecting taxation, the 2031 Notes are subject to optional redemption as further described in the Indenture.

8.	Offer to Purchase Upon Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its optional redemption rights, each Holder of 2031 Notes will have the right to require that the Company repurchase all or a portion of such Holder’s 2031 Notes, as further described in the Indenture.

9.	Defaults and Remedies.

If certain Events of Default with respect to the 2031 Notes occur and are continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding 2031 Notes may declare the principal amount of all the 2031 Notes to be due and immediately payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in principal amount of the Outstanding 2031 Notes to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the 2031 Notes.

10.	Authentication.

This 2031 Note shall not be valid until the Trustee executes the certificate of authentication on this 2031 Note by the manual signature of one of its authorized signatories.

11.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a 2031 Note or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

12.	CUSIP Numbers.

No representation is made as to the accuracy of CUSIP or ISIN numbers as printed on the 2031 Notes.

13.	Governing Law.

This 2031 Note shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this 2031 Note, fill in the form below:

I or we assign and transfer this 2031 Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this 2031 Note on the books of the Company.  The agent may substitute another to act for her.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this 2031 Note.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF 2031 NOTES

The following exchanges of a part of this Global Note for certificated 2031 Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee